                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 8, 1997
                                                ---------------------


                           Commercial Credit Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                       1-6594               52-0883351
     ---------------             ------------            -------------
     (State or other             (Commission             (IRS Employer
     jurisdiction of             File Number)            Identification No.)
     incorporation)


             300 Saint Paul Place, Baltimore, Maryland      21202
--------------------------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



                                 (410) 332-3000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                           COMMERCIAL CREDIT COMPANY
                          Current Report on Form 8-K


Item 5. OTHER EVENTS.


        On June 8, 1997, Commercial Credit Company (the "Company") entered into an agreement with BankAmerica Financial, Inc. to acquire all of the issued and outstanding capital stock of Security Pacific Finance System Incorporated for approximately $1.6 billion in cash, subject to certain adjustments. The agreement is subject to various regulatory approvals and other customary conditions. The transaction is expected to be completed during the third quarter of 1997.

        Financing for the proposed transaction is expected to consist of a combination of an equity contribution of approximately $500 million by Travelers Group Inc., the Company's parent, and debt of the Company.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 9, 1997                           COMMERCIAL CREDIT COMPANY



                                              By /s/ William T. Bozarth
                                                -------------------------------
                                                William T. Bozarth
                                                Vice President and
                                                Controller




                                      3